Exhibit 99.1
SECOND AMENDMENT OF LEASE

DATE:                      July 2, 2012

BETWEEN:	ST. PAUL FIRE AND MARINE INSURANCE COMPANY, a Connecticut corporation, as successor by merger to St. Paul Properties, Inc., a Delaware corporation (“Lessor”)

AND:                      Medtox Laboratories, Inc. a Delaware corporation (“Lessee”)

LESSOR and LESSEE hereby agree as follows:

1                      In this Second Amendment of Lease:

a)	"Premises" means that certain real property located in the City of Roseville, County of Ramsey and State of Minnesota.

b)	"Building" means that certain building containing approximately 48,000 square feet located upon the Premises and commonly described as 2021-2033 County Road C2 West.

c)	"Demised Premises" means that certain portion of the Building, located at 2033 County Road C2 West consisting of approximately 30,000 square feet as set out in the Lease.

d)	"Lease" means the Lease between Lessor and Lessee, dated July 28, 2000 as amended by the Amendment of Lease dated May 25, 2007 covering the Demised Premises.

e)	"Second Amendment Date" means the 31st day of August, 2012.

2	Effective on the Second Amendment Date, the definition of "Term" as described in the Lease is deleted, and the following is substituted therefore:

Term:

"For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Lessor hereby lets, leases and demises to Lessee the Demised Premises for the term of 156 months, commencing on the 1st day of September, 2000 (sometimes called the "Commencement Date"), and expiring the 31st day of August, 2013 (sometimes called the "Expiration Date"), unless sooner terminated as hereinafter provided."

3	Effective on the Second Amendment Date, the following shall be added to Article 2 of the Lease, Base Rent:

September 1, 2012 through August 31, 2013 the monthly Base Rent shall be Twelve Thousand Eight Hundred Seventy-five and No/100 Dollars ($12,875.00), calculated at an annual rate of $5.15 per square foot.

Except as specifically provided herein, the terms and conditions of the Lease are confirmed and continued in full force and effect.

This Second Amendment of Lease shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

IN WITNESS OF THIS SECOND AMENDMENT OF LEASE, Lessor and Lessee have properly executed it as of the date set out on page one.

Lessor	ST. PAUL FIRE AND MARINE INSURANCE COMPANY, a Connecticut corporation, as successor by merger to St. Paul Properties, Inc., a Delaware corporation	Lessee	MEDTOX LABORATORIES, INC. a Delaware corporation
By:	/s/ R. William Inserra	By:	/s/ Kevin J. Wiersma
	R. William Inserra		Kevin J. Wiersma
Its:	Vice President - Asset Management	Its:	Vice President and CFO
Date:	July 2, 2012	Date:	July 2, 2012